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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  JUNE 14, 2002


                               MRO SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




       MASSACHUSETTS                0-23852                     04-2448516
----------------------------       -----------               ----------------
(State or other jurisdiction       (Commission               (I.R.S. Employer
     of incorporation)             File Number)             Identification No.)


                       100 CROSBY DRIVE, BEDFORD, MA 01730
              -----------------------------------------------------
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                 (781) 280-2000


                      Project Software & Development, Inc.
                                  (Former Name)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of MainControl
--------------------------

On June 14, 2002, MRO Software, Inc ("MRO Software") acquired MainControl, Inc. ("MainControl"), by means of the merger of a wholly-owned subsidiary of MRO Software that was formed for the purpose ("Merger Sub") with and into MainControl, as a result of which MainControl became a wholly-owned subsidiary of MRO Software (the "Merger"). The Merger was effected pursuant to an Agreement and Plan of Merger made as of May 28, 2002 among MRO Software, Merger Sub, MainControl, Mr. Alex Pinchev and Shai Beilis as Shareholders' Representative.

MainControl is engaged in the development, marketing, licensing and support of software for the maintenance of information technology (IT) assets, and related services. The assets of MainControl to be acquired as a result of the merger are primarily its contractual and business relationships, certain computer software programs, office leases and office furnishings and equipment. MRO Software intends to continue the business of MainControl, and to continue to use substantially all of MainControl's assets for that purpose.

As consideration for the Merger, MRO Software (i) issued to MainControl's shareholders a total of 1,098,843 shares of MRO Software Common Stock, and (ii) paid to Mr. Pinchev and certain other officers of MainControl a total of $2.8 million in cash, and agreed to pay an additional $700,000 upon and subject to the achievement of certain future software revenues. The amount of the consideration was determined by arms' length negotiations between MRO Software and MainControl. Twenty (20%) percent of the consideration was placed in escrow to as security against claims for breaches of representations or warranties which may be asserted by MRO Software. The total value of the consideration was approximately $19 million, based upon the closing price of MRO Software's Common Stock on May 28, 2002. MainControl's shareholders consisted of approximately 46 institutional investors, and a number of individuals, including Mr. Pinchev. Following the acquisition, Mr. Pinchev became an Executive Vice President of MRO Software. Prior to the acquisition there was no material relationship among MRO Software or any of its officers, directors or affiliates and MainControl or any of its officers, directors or affiliates.

The cash consideration paid and payable in connection with the acquisition was and will be financed out of MRO Software's working capital.

We have agreed to register with the Securities and Exchange Commission, on or before September 12, 2002, for resale by the former MainControl shareholders, the shares of MRO Software Common Stock which were issued in connection with the acquisition.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The financial statements of MainControl required by Regulation S-X to be filed with the Commission will be filed by an amendment to this Form 8-K on or before August 12, 2002.

(c)      EXHIBITS.

10.1 Agreement and Plan of Merger by and among MRO Software, Inc., Capri Acquisition Corp., MainControl, Inc. Shai Beilis as Shareholders' Representative and Alex Pinchev dated May 28, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 12, 2002                     MRO SOFTWARE, INC.


                                           /s/ Craig Newfield
                                           -------------------------------------
                                           By:  Craig Newfield
                                           Title:  V.P., General Counsel & Clerk











                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
------   ----------------------

10.1 Agreement and Plan of Merger by and among MRO Software, Inc., Capri Acquisition Corp., MainControl, Inc. Shai Beilis as Shareholders' Representative and Alex Pinchev dated May 28, 2002.